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                                                                   EXHIBIT 10.12


                            AGREEMENT BY AND BETWEEN


                              ARENA PHARMACEUTICALS


                                       AND


                          NEUROCRINE BIOSCIENCES, INC.



                                Table of Contents


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                                                                            Page
                                                                            ----
Article I.     Definitions                                                     1

Article II.    Arena Activities And Grant of License                           3

Article III.   Screening By Arena Using Neurocrine Receptor Assay              6

Article IV.    Neurocrine Obligations                                          8

Article V.     Confidentiality                                                 9

Article VI.    Patent Infringement And Enforcement                            10

Article VII.   Representations And Warranties                                 10

Article VIII.  Indemnity                                                      11

Article IX.    Completion                                                     12

Article X.     Relationship of the Parties                                    13

Article XI.    Miscellaneous Provisions                                       13

Signature Blocks                                                              16


                                 --PLEASE NOTE--

                        PROVISIONS WITHIN THIS AGREEMENT
                            ARE DEEMED "CONFIDENTIAL"
                    IN ACCORDANCE WITH THE TERMS OF ARTICLE V

         REVIEWERS ARE ADVISED TO CONFIRM WITH THEIR ATTORNEY AS TO ANY OBLIGATIONS AND/OR REQUIREMENTS REGARDING REVIEW OF THIS AGREEMENT


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                                    AGREEMENT

        This Agreement ("Agreement") is effective as of the Effective Date (as defined below), by and between ARENA PHARMACEUTICALS, INC., having a place of business at 6166 Nancy Ridge Drive, San Diego, California, 92121 ("Arena"), and NEUROCRINE BIOSCIENCES, INC., having a place of business at 10555 Science Center Drive, San Diego, CA 92121 ("Neurocrine").

        WHEREAS, Neurocrine is a neuroimmunology company focused on the discovery and development of novel therapeutics to treat diseases and disorders of the central nervous and immune systems;

        WHEREAS, Arena is a biopharmaceutical organization focused on the discovery and development of innovative therapeutics;

        WHEREAS, Arena and Neurocrine each desire to enter into this Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Arena and Neurocrine hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Unless otherwise specifically provided herein, the following terms shall have the following meanings:

"Activated Orphan Receptor" means an Orphan Receptor that has been constitutively activated by Arena using the Arena Activation Technology.

"Affiliate" when used with reference to a specified person, any person or entity directly or indirectly controlling, controlled by or under common control with the specified person, means the direct or indirect ownership of at least 50% of the outstanding voting securities of an entity.

"Arena" means Arena and its Affiliates, excluding ChemNavigator.com, Inc. and excluding Aressa Pharmaceuticals, Inc.

"Arena Activation Technology" shall mean an Arena proprietary mathematical algorithmic approach to identifying and selecting a region within a G Protein Coupled Receptor that, when altered, leads to constitutive activation of the altered receptor.

"Arena Library Compounds" shall mean Library Compounds obtained by Arena from an Arena Collaborator prior to August 12, 1999, excluding: (i) any compound(s) set forth in any Arena patent application(s) filed with the United States Patent & Trademark Office prior to Screening of any Neurocrine Activated Receptor, and/or
(ii) any compound(s) licensed by Arena to any Third Party prior to Screening of any Neurocrine Activated Receptor, and/or (iii) any compound(s) that is the subject of any negotiation between Arena and a Third Party prior to Screening of any Neurocrine Activated Receptor.


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"Arena Patent Rights" means all present and/or future patents (including inventor's certificates) and all present and/or future applications (including provisional applications) therefor throughout the world as the case may be, and substitutions, extensions, reissues, renewals, divisions, continuations, or continuation-in-part thereof or therefor, owned or controlled (either fully or partially) by Arena, or under which Arena may grant licenses or sublicenses, to the extent they are directed to the Arena Activation Technology.

"Aressa Pharmaceuticals, Inc." means a separate corporation existing under the laws of the State of Delaware and focused on the clinical development of pre-clinical pharmaceutical compounds.

"Best Reasonable Commercial Efforts" means efforts to achieve a designated objective, which efforts are based upon reasonably prudent business factors and considerations.

"ChemNavigator.com, Inc." means a separate corporation existing under the laws of the State of Delaware and focused on i-research on the Internet for the selection and purchase of chemical compounds.

"Collaborator" means an individual or entity, other than an Affiliate, working under the direction of, or in conjunction with, a Party.

"Effective Date" means the date on which the last of either Arena or Neurocrine has signed this Agreement.

"Endogenous" means naturally occurring.

"G Protein Coupled Receptor" means an Endogenous cell-surface receptor defined by having four (4) intracellular loops, three (3) extracellular loops, an amino terminus and a carboxy terminus, and which is amenable to expression using mammalian recombinant DNA expression technology.

"Library Compounds" shall mean small molecule chemical compounds which are amenable to Screening.

"Library Compounds Database" shall mean computer accessible information developed and owned by an Arena Collaborator, related to the Arena Library Compounds and licensed to Arena prior to August 12, 1999.

"Measured Response" when used in reference to the phrase "Activated Orphan Receptor" means counts per minute based upon use of a radiolabeled tracer.

"Neurocrine" means Neurocrine and its Affiliates.

"Neurocrine Activated Receptors" shall have the definition as set forth in
Section 2.1(a) of this Agreement.

"Neurocrine Library Compounds" shall mean Library Compounds owned or acquired by Neurocrine.

"Neurocrine Orphan Receptors" means Orphan Receptor(s) in the possession of Neurocrine prior to the Effective Date, or acquired by Neurocrine after the Effective Date, or publicly available, and for which Neurocrine knows and simultaneously transfers to Arena: (i) the nucleic acid sequence thereof; (ii) the amino acid sequence thereof; (iii) the predominant G protein form that couples to the intracellular region(s) of the Orphan


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Receptor, and (iv) the nucleic acid sequence in an expression and/or shuttle vector which can be expressed as a functional protein using a commercially available mammalian cellular expression system; "Neurocrine Orphan Receptors" excludes (i) any Orphan Receptor that was in the possession of Arena and subjected to the Arena Activation Technology prior to the Effective Date; (ii) any Activated Orphan Receptor existing prior to the Effective Date; or (iii) any Orphan Receptor or Activated Orphan Receptor that is the subject of collaborative or licensing activities between Arena and any Third Party and/or Arena Collaborator.

"Neurocrine Receptor Assay" shall have the definition as set forth in Section 2.1(a) of this Agreement.

"Neurocrine Receptor Information" shall have the same definition as set forth in
Section 2.1(b) of this Agreement.

"Orphan Receptor" shall mean a G Protein Coupled Receptor that is not constitutively active and for which the Endogenous ligand is not publicly known.

"Party" means either Arena or Neurocrine, as the case may be; "Parties" means both Arena and Neurocrine.

"Screening" shall mean the process of contacting a small molecule chemical compound with an Activated Orphan Receptor.

"Screening Assay" shall mean an Arena assay approach for Screening that has been validated based upon Successful Screening of an Activated Orphan Receptor.

"Screening Terms" shall have the same definition as set forth in Section 3.1 of this Agreement.

"Successful Screening" when used in conjunction with the phrase "Activated Orphan Receptor" means that the results of the Screening has been positive whereby at least one molecule within Library Compounds that has been contacted with the Activated Orphan Receptor reduces the Measured Response of the Activated Orphan Receptor by at least two (2) standard deviations from the mean response of a screening plate that includes that compound.

"Third Party" means any entity other than a Party, Collaborator of Affiliate.

                                   ARTICLE II
                      ARENA ACTIVITIES AND GRANT OF LICENSE

        2.1 Arena Activities. Subject to the terms and conditions of this Agreement, Arena agrees to the following:

               (a) Arena shall apply the Arena Activation Technology, using Best Reasonable Commercial Efforts, to constitutively activate three (3) Neurocrine Orphan Receptors ("Neurocrine Activated Receptors") and establish a Screening Assay for each such Neurocrine Activated Receptor ("Neurocrine Receptor Assay"), in accordance with the following:



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               (1)    Transfer To be Completed Within Set Time Period.
Neurocrine shall be obligated to provide three (3) Neurocrine Orphan Receptors to Arena prior to the expiration of three hundred and sixty five (365) days from the Effective Date. In the event that less than three (3) Neurocrine Orphan Receptors are provided to Arena by Neurocrine as of the expiration of the three hundred and sixty fifth day from the Effective Date, then Arena's activities and obligations hereunder shall be limited to only those Neurocrine Orphan Receptors transferred to Arena prior to such expiration.

               (2) In order to provide Arena with an appropriate time period in which to conduct its activities hereunder, the Parties agree that Neurocrine shall transfer Neurocrine Orphan Receptor(s) to Arena using one of the two following approaches:

                      (a) Simultaneous Transfer. When Neurocrine provides Arena with three (3) Neurocrine Orphan Receptors within the same six (6) month period, the first Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within six (6) months of the date of transfer of the third Neurocrine Orphan Receptor to Arena; the second Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within twelve (12) months of the date of transfer of the third Neurocrine Orphan Receptor to Arena; and the third Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within eighteen (18) months of the date of transfer of the third Neurocrine Orphan Receptor to Arena. The Parties agree that Arena may, but is not required to, transfer Neurocrine Activated Receptor(s) and corresponding Neurocrine Receptor Assay(s) to Neurocrine in periods of time less than those set forth in this Section 2.1(a)(2)(a).

                      (b) Consecutive Transfer. When Neurocrine provides Arena with three (3) Neurocrine Orphan Receptors in the following consecutive manner, the first Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within six (6) months of the date of transfer of the first Neurocrine Orphan Receptor to Arena; Neurocrine shall thereafter provide the second and third Neurocrine Orphan Receptors to Arena, and thereafter, the second Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within six (6) months of the date of transfer of the second Neurocrine Orphan Receptors to Arena, and the third Neurocrine Activated Receptor and its corresponding Neurocrine Receptor Assay shall be provided to Neurocrine within twelve (12) months of the date of transfer of the second Neurocrine Orphan Receptor to Arena. The Parties agree that Arena may, but is not required, to transfer Neurocrine Activated Receptor(s) and corresponding Neurocrine Receptor Assay(s) to Neurocrine in periods of time less than those set forth in this Section 2.1(a)(2)(b).

               (b) Arena shall maintain separate laboratory notebook(s) for the benefit of Neurocrine in accordance with the same procedures that Arena uses with respect to maintaining its internal laboratory notebooks, and such notebook(s) shall contain data developed by Arena directed to application of the Arena Activation Technology to Neurocrine Orphan Receptor and the protocols and procedures used by Arena in working to establish the corresponding Neurocrine Receptor Assays (collectively, the "Neurocrine Receptor Information"). Neurocrine Receptor Information shall be transferred to Neurocrine with each Neurocrine Activated Receptor transferred to Neurocrine in accordance with the provisions of Section 2.1(a) of this Agreement; one (1) copy of the Neurocrine Receptor Information may be made and maintained by Neurocrine, and both the original and copy of the Neurocrine Receptor Information shall be maintained at the Neurocrine address listed above. The Parties agree that Arena shall



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be permitted to maintain one (1) copy of Neurocrine Receptor Information for legal, archival purposes.

               (c) When requested by Neurocrine in writing, Arena shall use its Best Reasonable Commercial Efforts to assist Neurocrine in setting-up the Neurocrine Receptor Assays at Neurocrine's facility at the address listed above within the time period(s) requested by Neurocrine.

        2.2    Arena License.

               (a) With respect to each Neurocrine Activated Receptor developed by Arena and transferred to Neurocrine in accordance with the provisions of Section 2.1 of this Agreement, and to the extent permitted by law, Arena grants to Neurocrine, subject to the limitations of Section 2.2(c) of this Agreement, a world-wide, exclusive, non-fee, non-royalty bearing license, including the right to sub-license, under Arena Patent Rights applicable to the use of, or having used, each such Neurocrine Activated Receptor.

               (b) With respect to each Neurocrine Receptor Assay developed by Arena and transferred to Neurocrine in accordance with the provisions of
Section 2.1 of this Agreement, and to the extent permitted by law, Arena grants to Neurocrine, subject to the limitations of Section 2.2(c) of this Agreement, a world-wide, exclusive, non-fee, non-royalty bearing license, including the right to sub-license, under Arena intellectual property applicable to the use of, or having used, each such Neurocrine Receptor Assay transferred by Arena to Neurocrine.

               (c) Neurocrine expressly acknowledges and agrees that the licenses granted in accordance with Section 2.2 of this Agreement are limited to the use of the specific material and/or specific information transferred by Arena to Neurocrine, and that any Third Party and/or Neurocrine Collaborator that is provided with such material and/or information by Neurocrine ("Neurocrine Receptor Parties") shall do so only by written agreement between Neurocrine and such Neurocrine Receptor Parties acknowledging and agreeing to the same. Except as specifically set forth herein, Neurocrine expressly acknowledges and agrees, on behalf of itself and Neurocrine Receptor Parties, that the Arena Activation Technology shall not otherwise be utilized by Neurocrine or any Neurocrine Receptor Parties, and that any such use is unauthorized and expressly prohibited under the terms of this Agreement.

        2.3 NEITHER ARENA NOR NEUROCRINE MAKE ANY REPRESENTATION TO THE OTHER THAT THE USE OF THE THEIR RESPECTIVE TECHNOLOGIES ON BEHALF OF THE OTHER PARTY AND IN THE FURTHERANCE OF THE PROVISIONS AND/OR GRANT OF ARTICLE II OF THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT OF ANY OTHER PERSON. NEITHER ARENA NOR NEUROCRINE MAKES ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY NEUROCRINE ORPHAN RECEPTOR, THE Arena ACTIVATION TECHNOLOGY, SCREENING ASSAYS, neurocrine activated receptor, neurocrine receptor assay, NEUROCRINE RECEPTOR INFORMATION, ARENA LIBRARY COMPOUNDS AND/OR NEUROCRINE LIBRARY COMPOUNDS, AS THE CASE MAY BE.
ARTICLE III SCREENING BY ARENA USING NEUROCRINE RECEPTOR ASSAY



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                                   ARTICLE III
                               SCREENING BY ARENA
                         USING NEUROCRINE RECEPTOR ASSAY

        3.1 Arena Library Compounds. At such time that a Neurocrine Receptor Assay is transferred to Neurocrine, Neurocrine shall have fifteen (15) days from the date of such transfer to request, in writing, that Arena provide to Neurocrine the terms and conditions under which Arena shall utilize the Neurocrine Receptor Assay for Screening the Arena Library Compounds at the Arena address listed above ("Screening Terms"). Arena shall then have seven (7) days from the date of such request to provide Notice to Neurocrine with such Screening Terms, which the Parties agree shall include such terms as are necessary to effectuate a pass-through to Neurocrine of any royalty and/or fee obligations that would otherwise be due and owing by Arena, further including at least the following:

               (a) For each Neurocrine Receptor Assay for which Neurocrine requests Screening of Arena Library Compounds, Arena shall use its Best Reasonable Commercial Efforts in Screening the Arena Library Compounds using the Neurocrine Receptor Assay within three (3) months of the effective date of a definitive, mutually acceptable agreement incorporating the Screening Terms;

               (b) Neurocrine shall be fully responsible for the payment of any and all fees and/or royalties that Arena would otherwise be required to pay to any Third Party and/or Arena Collaborator for: (i) the use of the Arena Library Compounds in any Neurocrine Receptor Assay; and/or (ii) for the use of the Library Compounds Database in connection with Screening of the Arena Library Compounds using any Neurocrine Receptor Assay; and/or (iii) for the making, having made, using, having used, importing into the United States, having imported into the United States, selling and/or having sold any compound(s) resulting from the Successful Screening of Arena Library Compounds using any Neurocrine Activated Receptor. Arena shall provide in the Screening Terms a list of any fees and/or royalties which are known by Arena to be applicable to Neurocrine based upon any relationship between Arena and any Arena Collaborator(s), and these shall be maintained by Neurocrine under the conditions of confidentiality set forth in Article V of this Agreement;

               (c) If Neurocrine requests Screening of the Arena Library Compounds using a Neurocrine Receptor Assay, the structure(s) of up to, but not exceeding, the greater of one percent (1%) of, and 100, compounds resulting from the Successful Screening of the Arena Library Compounds using such Neurocrine Receptor Assay shall be provided by Arena to Neurocrine, and the structures of up to 250 inactive compounds located near the compound(s) resulting from the Successful Screening of the Arena Library Compounds may be obtained by Neurocrine per each Neurocrine Receptor Assay, provided that the structures of no more than 25 inactive compounds located near any one compound resulting from the Successful Screening of the Arena Library Compounds may be obtained by Neurocrine; and



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               (d)    ARENA SHALL MAKE NO REPRESENTATION THAT ANY COMPOUND
RESULTING FROM THE SUCCESSFUL SCREEN OF THE ARENA LIBRARY COMPOUND USING THE NEUROCRINE RECEPTOR ASSAY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT OF ANY OTHER PERSON. ARENA SHALL MAKE NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY COMPOUND RESULTING FROM THE SUCCESSFUL SCREEN OF THE ARENA LIBRARY COMPOUND USING THE NEUROCRINE ACTIVATED RECEPTOR ASSAY;

Neurocrine shall thereafter have seven (7) days from the date of such Notice to either accept or reject the Screening Terms. In the event that Neurocrine does not request Screening Terms from Arena as set forth above, or in the event that Neurocrine does not respond to the Arena Notice as set forth above, Neurocrine shall be deemed to have affirmatively waived any right that it may have under this Section 3.1 and Arena shall have no obligation(s) to Neurocrine otherwise required under this Section 3.1.

        3.2 Neurocrine Library Compounds. At such time that a Neurocrine Receptor Assay is transferred to Neurocrine, Neurocrine shall have fifteen (15) days from the date of such transfer to request, in writing, that Arena provide to Neurocrine the terms and conditions under which Arena shall screen Neurocrine Library Compounds, at the Neurocrine address listed above, using such Neurocrine Receptor Assay ("Neurocrine Screening Terms"). Arena shall then have seven (7) days from the date of such request to provide Notice to Neurocrine with such Neurocrine Screening Terms, which the Parties agree shall include such terms as are necessary to effectuate a pass-through to Neurocrine of any royalty and/or fee obligations that would otherwise be due and owing by Arena, further including at least the following:

               (a) For each Neurocrine Receptor Assay for which Neurocrine requests Arena to screen the Neurocrine Library Compounds, Arena shall use its Best Reasonable Commercial Efforts to screen the Neurocrine Library Compounds using the Neurocrine Receptor Assay: (i) within three (3) months of the effective date of a definitive, mutually acceptable agreement incorporating the Screening Terms if the number of compounds within the Neurocrine Library Compounds is less than 30,000; or (ii) within six (6) months of the effective date of a definitive, mutually agreeable agreement incorporating the Screening Terms if the number of compounds within the Neurocrine Library Compounds is greater than 30,000 but less than 100,001; or (iii) within a mutually agreeable time period if the number of Neurocrine Library Compounds exceeds 100,001;

               (b) Neurocrine shall be fully responsible for the payment of any and all fees and/or royalties that would otherwise be required to paid to any Third Party and/or Neurocrine Collaborator for: (i) Screening of the Neurocrine Library Compounds using any Neurocrine Activated Receptor or Neurocrine Receptor Assay; and/or (ii) for the making, having made, using, having used, importing into the United States, having


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imported into the United States, selling and/or having sold any compound(s)
resulting from the Successful Screening of Neurocrine Library Compounds using any Neurocrine Activated Receptor or Neurocrine Receptor Assay;

               (c) ARENA SHALL MAKE NO REPRESENTATION THAT ANY COMPOUND RESULTING FROM THE SUCCESSFUL SCREEN OF THE NEUROCRINE LIBRARY COMPOUNDS USING THE NEUROCRINE RECEPTOR ASSAY WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT OF ANY OTHER PERSON. ARENA SHALL MAKE NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY COMPOUND RESULTING FROM THE SUCCESSFUL SCREEN OF THE NEUROCRINE LIBRARY COMPOUNDS USING THE NEUROCRINE RECEPTOR ASSAY;

Neurocrine shall thereafter have seven (7) days from the date of such Notice to either accept or reject the Neurocrine Screening Terms. In the event that Neurocrine does not request Neurocrine Screening Terms from Arena as set forth above, or in the event that Neurocrine does not respond to the Arena Notice as set forth above, Neurocrine shall be deemed to have affirmatively waived any right that it may have under this Section 3.2 and Arena shall have no obligation(s) to Neurocrine otherwise required under this Section 3.2.

                                   ARTICLE IV
                             NEUROCRINE OBLIGATIONS

        As the exclusive inducement for Arena to enter into this Agreement, and in complete reliance thereon by Arena, as of the Effective Date, Neurocrine agrees to the following:

        4.1 Neurocrine, for itself, its officers, directors, investors, employees, assigns and successors, fully and forever releases and discharges Arena, and each of its present and former directors, officers, employees, affiliates, related entities, founders, predecessors, successors, benefit plans, agents and assigns with respect to any and all claims, liabilities, causes of action, and any allegation as to any and all claims, liabilities allegations and causes of action, of every nature, kind and description, which previously have existed or now exist, including but not limited to any and all claims, liabilities, allegations and causes of action arising out of or relating to: (i) the departure of Dominic P. Behan, Ph.D. ("Behan") and Derek T. Chalmers, Ph.D. ("Chalmers") from the employment of Neurocrine, and/or the activities of Behan or Chalmers in their respective capacities as employees of Neurocrine; (ii) the formation and activities of Arena by its officers, founders, employees, directors, consultants, advisors and/or investors; (iii) the discovery and/or development of any technology by Arena, its officers, founders, employees, consultants and/or advisors; and/or (iv) any other act, event or omission which occurred prior to the execution of this Agreement related to the departure of Behan and Chalmers as employees of Neurocrine, the activities of Behan or Chalmers as employees of Neurocrine, the formation of Arena by its officers, founders, employees,


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directors, consultants, advisors and/or investors, and/or the discovery and/or development of any technology by Arena, its officers, founders, employees, consultants and/or advisors.

        4.2 Neurocrine, for itself, its officers, directors, investors, employees, assigns and successors, expressly waives any and all rights and benefits under Section 1542 of the California Civil Code, which states:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Neurocrine expressly agrees and understands that this Agreement shall apply to all unknown and unsuspected claims, despite the fact that Neurocrine may later discover facts in addition to or different from those which Neurocrine now believes to be true.

        4.3 The Parties agree that nothing contained in this Agreement will constitute or be treated as an admission of wrongdoing or liability on the part of Behan, Chalmers, and/or Arena, its founders, officers, employees, directors, consultants and/or investors.

        4.4 The Parties agree that after the Effective Date, Neurocrine shall be permitted, when applicable, to enforce the provisions of Article II and
Article III hereunder with respect to any duty or obligation that Arena has undertaken with respect to its performance under the terms and conditions of this Agreement, but in no case and under no circumstances shall Neurocrine be permitted to assert, publicly allege, threaten to bring or bring any claim against Arena for any act, event or omission which occurred prior to the Effective Date related to the departure of Behan or Chalmers from the employment by Neurocrine, the activities of Behan or Chalmers when employed by Neurocrine, the formation of Arena by its officers, founders, employees, directors, consultants, advisors and/or investors, and/or the discovery and/or development of any technology by Arena, its officers, founders, employees, consultants and/or advisors.

                                    ARTICLE V
                                 CONFIDENTIALITY

        All information provided by one Party to the other Party or its agents under this Agreement shall be regarded as confidential to the extent that such information is designated and marked as "CONFIDENTIAL", except information which, as can be established by the receiving Party by competent evidence:

               (a) was already known, otherwise than under an agreement of secrecy or non-use, by the receiving Party at the time of its disclosure by the furnishing Party;

               (b) has passed into the public domain prior to or after its disclosure by the disclosing Party otherwise than through any act or omission attributable to officers, employees, consultants or agents of the receiving Party; or



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               (c)    was subsequently disclosed, otherwise than under an
agreement of secrecy or non-use, to the receiving Party by a Third Party that had not acquired the information under an obligation of confidentiality to the disclosing Party.

Notwithstanding the foregoing, each Party may disclose the other's confidential information to the extent such disclosure is reasonably necessary to comply with government regulations. The foregoing obligations of confidentiality shall survive for five (5) years after any termination or expiration of this Agreement. All terms and conditions of Article II, Article III and Article IV of this Agreement are designated CONFIDENTIAL by Arena.

                                   ARTICLE VI
                       PATENT INFRINGEMENT AND ENFORCEMENT

        6.1 Notification of Infringement. Neurocrine shall promptly provide Notice to Arena of any infringement (of which it becomes aware) of any Neurocrine Activated Receptor(s) by any Third Party and shall provide Arena with any available evidence of such infringement of which Neurocrine is aware.

        6.2 Suit for Infringement. Upon reasonable Notice of infringement provided by Neurocrine to Arena, including the evidence that Neurocrine believes supports an allegation of infringement, Arena, using Best Reasonable Commercial Efforts, shall determine if Neurocrine shall have the opportunity to bring any suit or action for infringement of any patent rights related to the Neurocrine Activated Receptor(s). Any such action shall be solely at Neurocrine's expense, and any amount recovered, whether by judgment, award, decree or settlement, shall belong entirely to Neurocrine. Arena shall, if requested by Neurocrine and if fully compensated therefor by Neurocrine, assist Neurocrine in the prosecution of such action.

                                   ARTICLE VII
                          REPRESENTATION AND WARRANTIES

        7.1 Representations and Warranties of Neurocrine. Neurocrine represents and warrants to Arena as follows:

               (a) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Neurocrine enforceable in accordance with its terms.

               (b) The execution and delivery of this Agreement and the performance by Neurocrine of its obligations hereunder will not contravene or result in the breach of the Certificate of Incorporation or Bylaws of Neurocrine or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any law, rule, regulation, statute, order or decree to which Neurocrine or its Affiliates is a party or by which any of them or any of their property is subject.

               (c) Neurocrine has not received notice of any claim, and as of the Effective Date has no knowledge, that any Neurocrine Orphan Receptor, when provided by Neurocrine to Arena, infringes upon any Third Party's know-how, patent or other intellectual property rights.



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

        7.2 Representations and Warranties of Arena. Arena represents and warrants to Neurocrine as follows:

               (a) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Arena enforceable in accordance with its terms.

               (b) The execution and delivery of this Agreement and the performance by Arena of its obligations hereunder will not contravene or result in the breach of the Certificate of Incorporation or Bylaws of Arena or result in any material breach or violation of or material default under any material agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any law, rule, regulation, statute, order or decree to which Arena or its Affiliates is a party or by which any of them or any of their property is subject.

               (c) Arena has not received notice of any claim, and as of the Effective Date has no knowledge, that the Arena Activation Technology infringes upon any Third Party's know-how, patent or other intellectual property rights. At the time that any Neurocrine Receptor Information is transferred by Arena to Neurocrine, Arena shall indicate to Neurocrine as to whether or not Arena has received notice of any claim, and whether or not, as of the date of such transfer, Arena has no knowledge, that the Arena Activation Technology infringes upon any Third Party's know-how, patent or other intellectual property rights, and to the extent that it can, Arena shall represent and warrant to Neurocrine that Arena has not received notice of any claim, and as of the date of such transfer has no knowledge, that the Arena Activation Technology infringes upon any Third Party's know-how, patent or other intellectual property rights.

                                  ARTICLE VIII
                                    INDEMNITY

        8.1 Indemnification by Neurocrine. Neurocrine will indemnify and hold harmless: (i) Arena and its Affiliates, employees, officers, directors, shareholders and agents; (ii) ChemNavigator.com, Inc. and its Affiliates, employees, officers, directors, shareholders and agents; and (iii) Aressa Pharmaceuticals, Inc. and its Affiliates, employees, officers, directors, shareholders and agents, (an "Arena Indemnified Party") from and against all liability, loss, damages, costs and expenses (including reasonable attorneys' fees) which Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Neurocrine of any agreement, covenant, representation or warranty of Neurocrine obtained in this Agreement, or (ii) the successful enforcement by an Arena Indemnified Party of any of the foregoing.

        8.2 Indemnification by Arena. Arena will indemnify and hold harmless Neurocrine and its Affiliates, employees, officers, directors, shareholders and agents (an "Neurocrine Indemnified Party") from and against all liability, loss, damages, costs and expenses (including reasonable attorneys' fees) which Neurocrine Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Arena of any agreement, covenant, representation or warranty of Arena obtained in this Agreement, or
(ii) the successful enforcement by a Neurocrine Indemnified Party of any of the foregoing.

        8.3 Conditions to Indemnification. The obligations of the indemnifying Party under Sections 8.1 and 8.2 of this Agreement are conditioned upon the prompt Notice to the indemnifying Party of any of the aforementioned suits or claims in writing within


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

fifteen (15) days after receipt of notice by the indemnified Party of such suit or claim. The indemnifying Party shall have the right to assume the defense of any such suit or claim unless, in the reasoned judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, in which event the indemnified party may participate in the defense of such suit or claim at its sole cost and expense. The provision for indemnification shall be void and there shall be no liability against a party as to any suit or claim for which settlement or compromise or an offer of settlement or compromise is made without the prior consent of the indemnifying Party.

                                   ARTICLE IX
                                   COMPLETION

        9.1    Breach.

               (a) Failure by either Party to comply with any of its material obligations contained in the Agreement shall entitle the other Party to give Notice to the Party in default specifying the nature of the default and requiring it to cure such default. If such default is not cured within sixty
(60) days after receipt of such Notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate this Agreement and the licenses granted to the breaching Party hereunder with immediate effect by giving Notice of such termination. The right of either Party to terminate this Agreement as herein provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

               (b) With respect to any breach by Arena of its obligations under Article II or Article III of this Agreement, to the extent that Neurocrine provides Notice to Arena regarding such breach and Arena does not cure such breach as set forth in this Section 9.1, the Parties acknowledge and agree to the extent that Neurocrine is successful in any action brought by Neurocrine against Arena with respect to a breach by Arena as to its obligations under
Article II and Article III of this Agreement, Arena, by operation of this Agreement, agrees that it shall be required to reimburse Neurocrine for all legal costs (including attorney fees) associated with the successful enforcement by Neurocrine of any such action.

        9.2 Completion of Activities And Obligations Under This Agreement. The Parties acknowledge and agree that the intention of both Parties is to, in good faith, complete all of their respective obligations with respect to the Neurocrine Orphan Receptors transferred to Arena in a time-sensitive manner. The Parties, both being in the business of drug discovery and drug development, further understand that, owing to the unpredictable nature of science and technology, neither Party can provide any assurances or guarantees to the other as to any desired outcome or result with respect to the activities and obligations of both Parties as set forth in Articles II and III of this Agreement. The Parties agree that Arena's activities and obligations to Neurocrine shall be deemed completed in accordance with the following, and that following such completion and except as otherwise provided herein, Arena's activities and obligations to Neurocrine shall terminate:

               (a) The Parties acknowledge and agree that Arena's obligation to accept any Neurocrine Orphan Receptor shall cease in accordance with the provisions of Section 2.1(a)(1) and (2) of this Agreement.



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

               (b) The Parties acknowledge and agree that Arena's obligation to screen any Neurocrine Activated Receptor transferred to Neurocrine shall cease in accordance with the provisions of Section 3.1 and Section 3.2 of this Agreement, as the case may be.

        9.3 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party (in accordance with the terms of this Agreement) prior to such termination or expiration, nor shall such termination or expiration relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

                                    ARTICLE X
                           RELATIONSHIP OF THE PARTIES

        Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. All activities by each Party hereunder shall be provided as an independent contractor. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

        11.1 Limitations on Assignment. Neither this Agreement nor any interest hereunder shall be assignable or transferable by Neurocrine without the prior written consent of Arena.

        11.2 Further Acts and Instruments. Each Party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

        11.3 Entire Agreement. This Agreement constitutes and contains the entire agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings, Letters of Intent and agreements between the Parties respecting the subject matter hereof. This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by the Parties.

        11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded.

        11.5 Captions. The captions to this Agreement are for convenience only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

        11.6 Force Majeure. Neither Party shall be liable to the other for loss or damages, or have any right to terminate this Agreement for any default or delay, attributable to any act of God, flood, fire, explosion, breakdown or plant strike, lockout, labor dispute, casualty, accident, war, revolution, civil commotion, act of a public enemy, blockage, embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any government, or any other cause beyond the reasonable control of such Party.

        11.7   No Trade Name or Trademark License.

               (a) No right, express or implied, is granted by this Agreement to Neurocrine, Affiliates of Neurocrine, Neurocrine Collaborators or Neurocrine licensees to use in any manner the name "Arena," "Arena Pharmaceuticals," "ChemNavigator," "Aressa," "Aressa Pharmaceuticals" or any trade name or trademark of Arena in any business dealing which is not directly connected with the performance of this Agreement; provided, however, that Neurocrine shall have the right to use or disclose the name Arena only to the extent and the manner as may be required by law.

               (b) No right, express or implied, is granted by this Agreement to Arena, Affiliates of Arena, Arena Collaborators or Arena licensees to use in any manner the name "Neurocrine" or any trade name or trademark of Neurocrine in any business dealing which is not directly connected with the performance of this Agreement; provided, however, that Arena shall have the right to use or disclose the name Neurocrine only to the extent and the manner as may be required by law.

               (c) During the term of this Agreement, the Parties may issue a joint press release regarding the acceptance of this Agreement by the Parties. Neither Party is permitted to issue a press release or other public statement regarding this Agreement or the terms and conditions thereof without prior written approval from the other Party, which approval may be withheld in the sole discretion of such Party.

        11.8 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under applicable federal law and the laws of the State of California, excluding any conflict of law provisions. Each Party hereto hereby voluntarily and irrevocably waives trial by jury in any action or proceeding brought in connection with this Agreement.

        11.9 Expenses. Except as otherwise provided herein, each Party hereto shall bear its legal and other expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

        11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.11 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon deposit with the United States Post Office registered or certified mail, postage prepaid, or upon deposit with an internationally recognized express courier with proof of delivery, postage prepaid and addressed to the Party to be notified at the address or addresses indicated below, or upon the date of fax transmission of such notice (with proof of such fax transmission established by the sender's fax receipt) using the fax numbers listed below, or at such other address or fax number as such Party may designate by ten (10) days' advance written notice to the other Party with copies to be provided as follows:

                --THE REST OF THIS PAGE IS INTENTIONALLY BLANK--



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               If to Arena, addressed to:

                      Arena Pharmaceuticals, Inc.
                      6166 Nancy Ridge Drive
                      San Diego, CA 92121
                      Attention: Jack Lief
                                 President & CEO
                      Fax: (619) 453-7210
                      with a copy to: General Counsel

               If to Neurocrine, addressed to:

                     Neurocrine Biosciences, Inc.
                     10555 Science center Drive
                     San Diego, CA 92121
                     Attention: Gary Lyons
                                President & CEO
                     Fax: (619) 658-7605
                     With a copy to: General Counsel

        11.12 Surviving Obligations. The following Articles and Sections shall survive the sooner expiration or termination of this Agreement: Article I (Definitions); Article IV (Neurocrine Obligations); Article V (Confidentiality);
Article VI (Patent Infringement and Enforcement); Article VII (Representations and Warranties); Article VIII (Indemnity); and Sections 2.2, 2.3, 3.1(d), 3.2(c), 9.1(b), 11.1, 11.2, 11.7, 11.8, 11.11 and 11.12.

                --THE REST OF THIS PAGE IS INTENTIONALLY BLANK--



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        WHEREUPON, the Parties have caused this Agreement to be executed by their duly authorized agents, as of the dates listed below.


                                        ARENA PHARMACEUTICALS, INC.


Date:                                   By: /s/  Jack Lief
      ------------------                   ----------------------------------
                                        Name: Jack Lief
                                        Title: President & CEO

Reviewed and approved
by General Counsel:   /its/
                    ------------

                                        NEUROCRINE BIOSCIENCES, INC.


Date:                                   By: /s/  Gary Lyons
      ------------------                   ----------------------------------
                                        Name: Gary Lyons
                                        Title: President & CEO

Reviewed and approved by
General Counsel:
                 -------

                       **********************************




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